UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PIONEER POWER SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware	27-1347616
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
One Parker Plaza 400 Kelby Street, 9th Floor Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, $0.001 par value	Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-173629
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share, of Pioneer Power Solutions, Inc. (the “Company”) is set forth under the caption entitled “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-173629), originally filed with the Securities and Exchange Commission on April 20, 2011, as amended, including any form of prospectus filed pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended, relating thereto, which description is incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PIONEER POWER SOLUTIONS, INC.

Date: June 21, 2011	By:	/s/ Andrew Minkow
Name: Andrew Minkow Title: Chief Financial Officer